UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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Reliance Steel & Aluminum Co.

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Smartphone users Point your camera here and vote without entering a control number V1.1 Your Vote Counts! For complete information and to vote, visit www.ProxyVote.com Control # V02405-P85566 You invested in RELIANCE STEEL & ALUMINUM CO. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 17, 2023 at 10:00 a.m. MST. Vote Virtually during the Meeting* May 17, 2023 10:00 a.m. MST Virtually at: www.virtualshareholdermeeting.com/RS2023 *Please check the meeting materials for any special requirements for meeting attendance. RELIANCE STEEL & ALUMINUM CO. 2023 Annual Meeting Vote by May 16, 2023 11:59 PM ET Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 3, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Voting Items Board Recommends Vote at www.ProxyVote.com V02406-P85566 RELIANCE STEEL & ALUMINUM CO. 2023 Annual Meeting Vote by May 16, 2023 11:59 PM ET THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Against 1. To elect the nine directors nominated by our Board of Directors to hold office until our next annual meeting and until his or her successor is elected and qualified. 1b. Karen W. Colonias 1c. Frank J. Dellaquila 1a. Lisa L. Baldwin 1d. James D. Hoffman 1e. Mark V. Kaminski 1f. Karla R. Lewis 1g. Robert A. McEvoy 1h. David W. Seeger 1i. Douglas W. Stotlar 3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2023. 2. To consider a non-binding, advisory vote to approve the compensation of Reliance Steel & Aluminum Co.’s (the “Company” or “Reliance”) named executive officers. 4. To consider the frequency of the stockholders’ non-binding, advisory vote on the compensation of our named executive officers. For For For For For For For For For For For 5. To consider a stockholder proposal relating to adoption of a policy for separation of the roles of Chairman and Chief Executive Officer, if properly presented at the Annual Meeting. 1 Year